EX-99.B-77G

SUB-ITEM 77G: Defaults on senior securities

1.	Illinois Hlth Facs Auth

Waddell & Reed Advisors Municipal High Income Fund

$2,600,000 6.90% Illinois Hlth Facs Auth bonds due 11/15/33
Cusip 45200PZS9
This is a monetary default, that halted on May 19, 2009
Amount of default per $1,000 face amount is $95
Total Amount of default is $246,675

2.	Inn of the Mountain Gods

Waddell & Reed Advisors High Income Fund

$7,350,000 12.00% Inn of the Mountain Gods bonds due 11/15/10
Cusip 45771VAB9
This is a monetary default, with the default date of June 15, 2009
Amount of default per $1,000 face amount is $165
Total Amount of default is $1,212,750

3.	Pine Bluffs Met Dist Co

Waddell & Reed Advisors Municipal High Income Fund

$3,325,000 7.25% Illinois Hlth Facs Auth bonds due 12/01/24
Cusip 72246RAB9
This is a partial monetary default, on December 1, 2009
Amount of default per $1,000 face amount is $43
Total Amount of default is $64,823

4.	Simmons Bedding Co

Waddell & Reed Advisors High Income Fund

$7,412,000 7.875% Simmons Bedding Co bonds due 01/15/14
Cusip 828709AF2
This is a monetary default, with the default date of January 15, 2009
Amount of default per $1,000 face amount is $135
Total Amount of default is $997,146

5.	Spring Hill Golf Corporation

Waddell & Reed Advisors Municipal High Income Fund

$75,000 5.750% Spring Hill Kansas Certificate Participation Bonds due 01/15/06
CUSIP 84965MAC2
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $299
Total amount of default is $22,461

Waddell & Reed Advisors Municipal High Income Fund

$270,000 6.250% Spring Hill Kansas Certificate Participation Bonds due 01/15/13
CUSIP 84965MAE8
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $169
Total amount of default is $45,703

Waddell & Reed Advisors Municipal High Income Fund

$325,000 6.375% Spring Hill Kansas Certificate Participation Bonds due 01/15/20
CUSIP 84965MAF5
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $223
Total amount of default is $72,370

Waddell & Reed Advisors Municipal High Income Fund

$4,470,000 6.500% Spring Hill Kansas Certificate Participation Bonds due 01/15/28
CUSIP 84965MAG3
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $358
Total amount of default is $1,601,194